Exhibit 3.4
                    AMENDMENT NO. 24 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.


     This AMENDMENT NO. 24 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of June 15, 1999 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner
Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

     WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on June 15, 1999;

     WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on June 15, 1999; and

     WHEREAS, pursuant to Article 11 of the Limited Partnership Agreement, the Managing General Partner may consent (i) to the transfer of the interest of a Limited Partner to a permitted transferee and (ii) to the admission of such permitted transferee as a Substituted Limited Partner;

     WHEREAS, Warren H. John was admitted to the Partnership as an Additional Limited Partner as of January 16, 1998 pursuant to that certain Acknowledgment by Substituted Limited Partner dated as of January 16, 1998 by Warren H. John to PGRT, as Managing General Partner of the Partnership;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the transfer of 37,259.0 Common Units (the "Units") owned by Warren H. John to Warren H. John, Trustee of the Warren H. John Trust dated December 18, 1998 (the "Trust");

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS.
(a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the nineteenth month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 6209.0 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 46 of the Partnership.

     (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this Section 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after December 15, 1999 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

     SECTION 2. ACCEPTANCE OF THE TRUST AS A SUBSTITUTED LIMITED PARTNER. The Trust having furnished to the Managing General Partner certain information, including an executed Acknowledgment and Agreement of Substituted Limited Partner, a true and correct copy of which is attached hereto as Exhibit 1, the Managing General Partner hereby consents to Warren H. John's transfer of the Units to the Trust and to the admission of the Trust as a Substituted Limited Partner.

     SECTION 3. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     SECTION 4. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP AGREEMENT.

     A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

     B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

     SECTION 5. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                                       AMENDMENT NO. 24 TO AMENDED AND RESTATED
                                       AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                       GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                           MANAGING GENERAL PARTNER:
                                           -------------------------

                                           PRIME GROUP REALTY TRUST, a
                                           Maryland real estate investment trust


                                           /s/ William M. Karnes
                                           ---------------------
                                           Name: William M. Karnes
                                           Title: Executive Vice President

                                           LIMITED PARTNERS:
                                           -----------------

                                           Each Limited Partner hereby executes
                                           this Amendment to the Limited
                                           Partnership Agreement.

                                           By:   PRIME GROUP REALTY TRUST, a
                                                 Maryland real estate investment
                                                 trust, as attorney-in fact


                                           /s/ William M. Karnes
                                           ---------------------
                                           Name: William M. Karnes
                                           Title: Executive Vice President

                                   EXHIBIT A*/

               Partners, Number of Units and Capital Contributions
                                          Number of               Capital
Managing General Partner                 Common Units          Contribution
----------------------------------     -----------------     -----------------
Prime Group Realty Trust                    15,136,488               **/
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Richard S. Curto
           James F. Hoffman

General Partner
----------------------------------

The Nardi Group, L.L.C.                        927,100        $    18,542,000
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Limited Partners
----------------------------------

The Nardi Group, L.L.C.                        210,813        $     3,143,009
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Edward S. Hadesman                             388,677        $     7,773,540
Trust Dated May 22, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview, Unit 1401
    Chicago, IL  60614

Grandville/Northwestern                          9,750        $       195,000
Management Corporation
    c/o Edward S. Hadesman
    2500 North Lakeview, Unit 1401
    Chicago, IL  60614

Carolyn B. Hadesman                             54,544        $     1,090,880
Trust Dated May 21, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview, Unit 1401
    Chicago, IL  60614


--------------------

*/ As amended by Amendment No. 24 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**/  This amount shall be inserted by the Managing General Partner.

                               EXHIBIT A - CONT'D

               Partners, Number of Units and Capital Contributions

                                          Number of              Capital
Limited Partners (Cont'd)                Common Units          Contribution
----------------------------------     -----------------     -----------------
Lisa Hadesman 1991 Trust                       169,053        $     3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview, Unit 1401
    Chicago, IL  60614

Cynthia Hadesman 1991 Trust                    169,053        $     3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview, Unit 1401
    Chicago, IL  60614

Tucker B. Magid                                 33,085        $       661,700
    545 Ridge Road
    Highland Park, IL  60035

Frances S. Shubert                              28,805        $       576,100
    511 Lynn Terrace
    Waukegan, IL  60085

Grandville Road Property, Inc.                   7,201        $       144,020
    c/o Ms. Frances S. Shubert
    511 Lynn Terrace
    Waukegan, IL  60085

Sky Harbor Associates                           62,149        $     1,242,980
    c/o Howard I. Bernstein
    6541 North Kilbourn
    Lincolnwood, IL  60646

Jeffrey A. Patterson                           110,000        $     2,200,000
    c/o Prime Group Realty Trust
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601

Primestone Investment Partners, L.P.         7,944,893                 **/
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Paul A. Roehri

Prime Group VI, L.P.                           304,097        $     6,050,500
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Michael W. Reshcke
           Robert J. Rudnik

H Group LLC                                    108,348        $     1,800,000
    c/o Heitman Financial Ltd.
    180 N. LaSalle
    Suite 3600
    Chicago, IL  60601
    Attn:  Norman Perlmutter

Ray R. Grinvalds                                 5,216        $       104,320
    217 Deer Valley Drive
    Barrington, IL  60010

Warren H. John, as Trustee of the
 Warren H. John                                 37,259        $       745,180
Trust dated December 18, 1998
    1730 N. Clark Street
    Chicago, IL  60614

--------------------
**/  This amount shall be inserted by the Managing General Partner.

                               EXHIBIT A - CONT'D

               Partners, Number of Units and Capital Contributions
                                          Number of              Capital
Limited Partners (Cont'd)                Common Units          Contribution
----------------------------------     -----------------     -----------------
Prime Group Realty Trust                     2,000,000              **/
    77 West Wacker Drive                 Convertible
    Suite 3900                           Preferred
    Chicago, IL  60601                   Units
    Attn:  Richard S. Curto
           James F. Hoffman

Prime Group Realty Trust                     4,000,000              **/
    77 West Wacker Drive                 Series B
    Suite 3900                           Preferred
    Chicago, IL  60601                   Units
    Attn:  Richard S. Curto
           James F. Hoffman

--------------------
**/  This amount shall be inserted by the Managing General Partner.